Exhibit T3A.22

DUPLICATE FOR THE FILE

No. 20440

Certificate of Incorporation

I Hereby Certify

that Antigen Exports Limited

is this day Incorporated under the Companies Acts, 1908 to 1959, and that the Company is Limited.

Given under my hand at Dublin, this Twenty-third *day of* April

One Thousand Nine Hundred and Sixty-three

Fees and Deed Stamps £ 3 : 10 : 0

Stamp Duty on Capital £ 0 : 5 : 0

for Registrar of Joint Stock Companies.

B. A. V[illegible]

Certificate received by Desmond Twomley pr. John L. O'Connor & Co. Solicitors

4 Upper Ormond Quay,

Dublin.

Date 26th. April 1963.

(CERTIFICATE No. 1.)

E32676B.G.23.2500.2/62.D.(D.P.S.)